WARRANT ANTIDILUTION AGREEMENT

         THIS WARRANT ANTIDILUTION AGREEMENT (the "Agreement") is entered into as of December 22, 2000, by and among E-REX, INC., a corporation duly organized and existing under the laws of the State of Nevada (the "Company") and Swartz Private Equity, LLC (hereinafter referred to as "Swartz").

                                    RECITALS:

         WHEREAS, pursuant to the Company's offering ("Equity Line") of up to Fifteen Million Dollars ($15,000,000), excluding any funds paid upon exercise of the Warrants, of Common Stock of the Company pursuant to that certain Investment Agreement (the "Investment Agreement") between the Company and Swartz dated on or about December 22, 2000, the Company has agreed to sell and Swartz has agreed to purchase, from time to time as provided in the Investment Agreement, shares of the Company's Common Stock for a maximum aggregate offering amount of Fifteen Million Dollars ($15,000,000);

         WHEREAS, pursuant to the terms of the Investment Agreement, the Company has agreed, among other things, to issue to Swartz Commitment Warrants, as defined in the Investment Agreement, to purchase a number of shares of Common Stock, exercisable for seven (7) years from their respective dates of issuance; and

         WHEREAS, unless otherwise noted, capitalized terms shall have the meanings ascribed to them in the Investment Agreement.

                                     TERMS:

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Issuance of Commitment Warrants. As compensation for entering into the Equity Line, Swartz received a warrant convertible into 2,700,000 shares of the Company's Common Stock, in the form attached hereto as Exhibit A
(the "Commitment Warrants").

2. Issuance of Additional Warrants. On each six month anniversary of the date of issuance of the Commitment Warrant (each, a "Six Month Anniversary Date"), the Company shall issue to the Investor additional warrants (the "Additional Warrants"), to purchase a number of shares of Common Stock, if necessary, such that the sum of the number of Commitment Warrants and the number of Additional Warrants issued to Investor shall equal at least "Y%" of the number of fully diluted shares of Common Stock of the Company on such Six Month Anniversary Date (not including any shares issued or issuable to Swartz), where "Y" shall initially equal 9.0%, and shall be reduced by 0.5% for each Six Month Anniversary Date after the first Six Month Anniversary Date. The Additional Warrants shall initially be exerciseable at the same price as the Commitment Warrants (as most recently reset), shall have the same reset provisions as the Commitment Warrants (which resets shall occur on each six month anniversary of the date of

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issuance of the applicable Additional Warrant throughout the term of the applicable Additional Warrant), shall have piggyback registration rights and shall have a 7-year term.

3. Opinion of Counsel. Concurrently with the issuance and delivery of the Commitment Opinion (as defined in the Investment Agreement) to the Investor, or on the date that is six (6) months after the date of this Agreement, whichever is sooner, the Company shall deliver to the Investor an Opinion of Counsel (signed by the Company's independent counsel) covering the issuance of the Commitment Warrants and the Additional Warrants, and the issuance and resale of the Common Stock issuable upon exercise of the Warrants and the Additional Warrants.

4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia applicable to agreements made in and wholly to be performed in that jurisdiction, except for matters arising under the Act or the Securities Exchange Act of 1934, which matters shall be construed and interpreted in accordance with such laws.

5. Term. This Agreement shall terminate on the Termination Date of the Investment Agreement.


         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of this 22nd day of December, 2000.

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E-REX, INC.                                                  SUBSCRIBER:
                                                             SWARTZ PRIVATE EQUITY, LLC.


By: ________________________________                         By: ________________________________
         Carl E. Dilley,  President & CEO                             Eric S. Swartz, Manager


E-Rex, Inc.                                                  300 Colonial Center Parkway
8890 Coral Way #220                                          Suite 300
Miami, FL 33165                                              Roswell, GA  30076
Telephone: (305) 554-9903                                    Telephone: (770) 640-8130
Facsimile:  (305) 552-5149                                   Facsimile:  (770) 640-7150

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